UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2013 (November 5, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

American Realty Capital Properties, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) on November 5, 2013 reporting, among other things, that pursuant to the terms of the Credit Agreement, dated as of June 29, 2012 (the “Credit Agreement”), as amended by the First Amendment to Credit Agreement, dated as of April 16, 2013, and the Second Amendment to Credit Agreement, dated as of June 21, 2013 and, collectively with the Credit Agreement and the First Amendment, the “Amended Credit Agreement”), by and among the Company, certain other borrowers party thereto and Wells Fargo Bank, National Association, as administrative agent and sole lender (“Wells Fargo”), with respect to that certain $150,000,000 revolving credit facility, the Company entered into the Third Amendment to Credit Agreement, dated as of November 5, 2013 (the “Third Amendment”). The purpose of this Amended Current Report on Form 8-K/A (“Amendment No. 1”) is to restate the section of Item 1.01 of the Initial Report titled “Wells Fargo Credit Agreement” to make certain clarifications and corrections to such disclosure. All capitalized terms not defined herein have the meanings attributed to them in the Initial Report. This Amendment No. 1 to the Initial Report makes no other changes to the Initial Report.

Item 1.01 Entry into a Material Definitive Agreement.

Wells Fargo Credit Agreement

In connection with the consummation of the Partnership Merger and pursuant to the terms of the Credit Agreement, dated as of June 29, 2012 (the “Credit Agreement”), as amended by the First Amendment to Credit Agreement, dated as of April 16, 2013 (the “First Amendment”), and the Second Amendment to Credit Agreement, dated as of June 21, 2013 (the “Second Amendment” and, collectively with the Credit Agreement and the First Amendment, the “Amended Credit Agreement”), by and among Target, the Target OP, certain subsidiaries of the Target OP party thereto (the “Additional Borrowers”) and Wells Fargo Bank, National Association, as administrative agent and sole lender (“Wells Fargo”), with respect to the Target OP’s $150,000,000 revolving credit facility, the Company, the Company OP, Merger Sub, the Additional Borrowers and Wells Fargo entered into the Third Amendment to Credit Agreement, dated as of November 5, 2013 (the “Third Amendment”), pursuant to which the Company OP assumed, concurrently with the effectiveness of the Partnership Merger, the obligations of the Target OP under the Amended Credit Agreement, and the Company and Merger Sub assumed the obligations of the Target under the Amended Credit Agreement.

Pursuant to the terms of the Amended Credit Agreement, as amended by the Third Amendment, all outstanding commitments were converted to term loan commitments, which commitments were fully drawn on the effective date of the Third Amendment, and all outstanding revolving loans were converted to term loans. The loans under the Amended Credit Agreement, as amended by the Third Amendment, will continue to bear interest at an annual rate based upon one-month LIBOR or LIBOR based on an interest period of one, three or six months, at the Company OP’s election, plus an applicable margin of 2.75%, payable monthly in arrears. The loans under the Amended Credit Agreement, as amended by the Third Amendment, mature on December 31, 2014 and may be prepaid, in whole or in part, without premium or penalty, at the Company’s option, at any time. In addition, the Amended Credit Agreement, as amended by the Third Amendment, requires the prepayment of the loans at any time that the total outstanding loans exceed the borrowing base provided for therein.

The obligations under the Amended Credit Agreement, as amended by the Third Amendment, will continue to be secured by mortgages on the real property assets comprising the borrowing base. The obligations of the Company OP and the Additional Borrowers under the Amended Credit Agreement, as amended by the Third Amendment, have been guaranteed by the Company and Merger Sub. The Amended Credit Agreement, as amended by the Third Amendment, includes affirmative and negative covenants, financial performance covenants, and events of default that are customary for senior secured credit facilities of this type.

The summary description of the material terms of the Amended Credit Agreement and the Third Amendment contained in this Current Report on Form 8-K are not complete and are qualified in their entirety by reference to the Amended Credit Agreement, as amended by the Third Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

November 18, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors